EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Helaine M. Kaplan, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the COMM 2016-DC2 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer prior to March 1, 2025, Trimont LLC, as Master Servicer on and after March 1, 2025, CWCapital Asset Management LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, KeyBank National Association, as Primary Servicer, Wells Fargo Bank, National Association, as Primary Servicer for the Promenade Gateway Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Promenade Gateway Mortgage Loan on and after March 1, 2025, CWCapital Asset Management LLC, as Special Servicer for the Promenade Gateway Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Promenade Gateway Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Promenade Gateway Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Promenade Gateway Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Promenade Gateway Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Promenade Gateway Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Santa Monica Multifamily Portfolio Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Santa Monica Multifamily Portfolio Mortgage Loan on and after March 1, 2025, CWCapital Asset Management LLC, as Special Servicer for the Santa Monica Multifamily Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Santa Monica Multifamily Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Santa Monica Multifamily Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Santa Monica Multifamily Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Santa Monica Multifamily Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Santa Monica Multifamily Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Williamsburg Premium Outlets Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Williamsburg Premium Outlets Mortgage Loan on and after March 1, 2025, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Williamsburg Premium Outlets Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Williamsburg Premium Outlets Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Williamsburg Premium Outlets Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Williamsburg Premium Outlets Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Williamsburg Premium Outlets Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Williamsburg Premium Outlets Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Birch Run Premium Outlets Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Birch Run Premium Outlets Mortgage Loan on and after March 1, 2025, KeyBank National Association, as Special Servicer for the Birch Run Premium Outlets Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Birch Run Premium Outlets Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Birch Run Premium Outlets Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Birch Run Premium Outlets Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Birch Run Premium Outlets Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Birch Run Premium Outlets Mortgage Loan.

Dated: March 20, 2026

/s/ Helaine M. Kaplan

Helaine M. Kaplan

President

(senior officer in charge of securitization of the depositor)